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                                  Exhibit 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 15, 2003, relating to the consolidated financial statements, which appear in Canyon Resources Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.






/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Denver, CO
May 28, 2003